UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 9, 2012

Collective Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-14770	43-1813160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3231 Southeast Sixth Avenue, Topeka, Kansas		66607
(Address of Principal Executive Offices)		(Zip Code)

(785) 233-5171

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in Item 8.01 is incorporated by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information contained in Item 8.01 is incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 5.03 and Item 8.01 is incorporated by reference herein.

Item 5.01 Changes in Control of Registrant.

The information contained in Item 8.01 is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement (as defined in Item 8.01), each of Daniel Boggan, Jr., Mylle H. Mangum, Richard L. Markee, John F. McGovern, Robert F. Moran, D. Scott Olivet, Matthew A. Ouimet, Michael A. Weiss and Robert C. Wheeler voluntarily resigned from the board of the directors (the “Board”) of Collective Brands, Inc. (the “Company”) and from all committees of the Board on which such directors served, effective as of the closing of the Merger (as defined in Item 8.01). Effective as of the closing of the Merger, the directors of Merger Sub (as defined in Item 8.01) immediately prior to the closing of the Merger became the members of the Board pursuant to the Merger Agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 9, 2012, in connection with the Merger, the Company amended its Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws in their entirety. The Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

Effective October 9, 2012, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 1, 2012, among the Company, WBG - PSS Holdings LLC (“Parent”), WBG - PSS Merger Sub Inc., a wholly owned subsidiary of Parent (“Merger Sub”) and, solely for purposes of Sections 6.5, 6.8, 6.9 (other than 6.9(e)), 6.13, 6.14(a), 6.17 and Article IX, Wolverine World Wide, Inc. (“Wolverine”), Merger Sub was merged with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Merger”). Concurrently with the completion of the Merger, pursuant to the terms of the Purchase Agreement, dated as of May 1, 2012, by and between Parent and Open Water Ventures, LLC, a wholly owned subsidiary of Wolverine (“Buyer”), Buyer purchased or caused one or more of its subsidiaries to purchase from Parent the equity interests of certain of the Company’s subsidiaries engaged in the conduct of the Company’s “Performance + Lifestyle Group” business and certain assets related thereto (the “Carveout Transaction”).

Upon completion of the Merger, each share of common stock of the Company, par value $0.01 per share, issued and outstanding immediately prior to the completion of the Merger, other than (i) shares owned by Parent, Merger Sub and the Company or any of their direct or indirect wholly owned subsidiaries, (ii) shares of restricted stock, (iii) shares with respect to which appraisal rights under Delaware law were properly exercised and not withdrawn and (iv) shares owned by Blum Strategic Partners IV, L.P., Golden Gate Capital Opportunity Fund, L.P. and/or certain of their affiliates that were transferred to Parent prior to the completion of the Merger, was converted into the right to receive an amount in cash equal to $21.75, without interest and less any applicable withholding taxes.

Trading in shares of common stock of the Company on the New York Stock Exchange has been suspended. As a consequence of the Merger, a Form 25 will be filed with the Securities and Exchange Commission to request the removal of the common stock of the Company from listing on the New York Stock Exchange and from registration under Section 12(b) of the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLLECTIVE BRANDS, INC.

By:	/s/ Harold J. Herman, II
Name: Harold J. Herman, II
Title: Secretary

Date: October 9, 2012

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated Bylaws.